UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 5, 2013

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                          Other Events.

On December 20, 2012, an affiliate of Parkway Properties, Inc. (the "Company" or "Parkway"), completed the acquisition of Phoenix Tower, a 626,000 square foot office tower located in the  Greenway submarket of Houston, Texas, for a gross purchase price of $123.8 million.  Phoenix Tower is a LEED® Gold Certified, 26-story, Class A office tower that sits atop an eight-story parking garage.

This Form 8-K is being filed for the purpose of filing financial statements with respect to Phoenix Tower acquisition prepared in accordance with Rule 3-14 of Regulation S-X and related pro forma financial information.

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of Selected Acquisition Properties.

The following audited financial statement of Phoenix Tower for the year ended December 31, 2011 is attached hereto.
Page
Independent Auditors' Report	F-1
Statements of Revenues and Certain Expenses	F-2
Notes to Statements of Revenues and Certain Expenses	F-3
(b) Pro forma financial information.
The following unaudited Pro Forma Consolidated Financial Statements of Parkway for the year ended December 31, 2011 and as of and for the nine months ended September 30, 2012 are attached hereto:

Pro Forma Consolidated Financial Statements (Unaudited)	F-5
Pro Forma Consolidated Balance Sheet (Unaudited) – As of September 30, 2012 Pro Forma Consolidated Statements of Operations and Comprehensive Income	F-6
(Unaudited) – for the Year Ended December 31, 2011	F-7
Pro Forma Consolidated Statements of Operations and Comprehensive Income
(Unaudited) – for the Nine Months Ended September 30, 2012	F-8
Notes to Pro Forma Consolidated Statements of Operations and Comprehensive Income (Unaudited)	F-9

As this property is directly owned by an entity that has elected to be treated as a real estate investment trust (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

(d) Exhibits

23.1 Consent of Ernst & Young LLP

SIGNATURES

     Pursuant to the requirements of the Securites Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date:  March 5, 2013
  PARKWAY PROPERTIES, INC.

  BY:            /s/ Jeremy R. Dorsett
                                                                           Jeremy R. Dorsett
                                                                           Executive Vice President and
                                                                          General Counsel

Independent Auditors' Report

The Board of Directors
Parkway Properties, Inc.:

We have audited the accompanying statement of revenues and certain expenses of Phoenix Tower (the Property) for the year ended December 31, 2011.  This statement of revenues and certain expenses is the responsibility of the Property's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses of the Property was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, for inclusion in a Form 8-K of Parkway Properties, Inc. and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement of revenues and certain expenses referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Property for the year ended December 31, 2011 in conformity with U.S. generally accepted accounting principles.

                                                                           /s/ Ernst & Young LLP

Houston, Texas
March 5, 2013

Phoenix Tower
Statements of Revenues
 and Certain Expenses
(in thousands)

	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
Revenues:	(unaudited)
Rental property revenue	$10,563	$11,258
Other income	221	189
	10,784	11,447

Certain expenses:
Operating expenses	2,528	3,287
Real estate taxes	1,345	1,263
Personnel	709	893
Utilities	962	1,472
	5,544	6,915
Excess of revenues over certain expenses	$5,240	$4,532

See accompanying notes to statements of revenues and certain expenses.

Phoenix Tower
Notes to Statements of Revenues
and Certain Expenses

 1.    Organization and Significant Accounting Policies

 Description of Property

On December 20, 2012, PKY 3200 SW Freeway, LLC (the "Buyer"), an affiliate of Parkway Properties, Inc. (the "Company" or "Parkway"), completed the acquisition of Phoenix Tower, a 626,000 square foot (unaudited) office tower located in the  Greenway submarket of Houston, Texas, for a gross purchase price of $123.8 million.  Phoenix Tower is a 26-story, Class A office tower that sits atop an eight-story parking garage.

 Management's Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period.  Actual results could differ from those estimates.

Rental Revenue

 Minimum rents from leases are recognized as revenue ratably over the term of each lease using the straight-line method assuming an acquisition on January 1, 2011.  Tenant reimbursements are recognized as revenue as the applicable services are rendered or expenses incurred.

 The future minimum rents for the Property's non-cancelable operating leases at December 31, 2011 are as follows (in thousands):

Year	Amount
2012	$6,504
2013	7,399
2014	7,153
2015	5,946
2016	5,331
Thereafter	9,398
$41,731

The above amounts do not include tenant reimbursements for utilities, taxes, insurance and common area maintenance.

During the year ended December 31, 2011, two tenants accounted for approximately 37.7% of the Property's rental property revenue.  No other tenant accounted for more than 10% of rental property revenue in 2011.

2.     Basis of Accounting

 The accompanying statement of revenues and certain expenses is presented on the accrual basis.  The statement has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired.  Accordingly, the statement excludes certain expenses not comparable to the future operations of the Property such as depreciation and amortization, interest, management fees, income taxes and payroll and other costs not directly related to the proposed future operations of the Property.  Management is not aware of any material factors relating to the Property that would cause the reported financial information not to be necessarily indicative of future operating results.

The accompanying unaudited interim statement of revenues and certain expenses was prepared on the same basis as the statement of revenues and certain expenses for the year ended December 31, 2011.  In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the information for this interim period have been made.  The excess of revenues over certain expenses for such interim period is not necessarily indicative of the excess of revenue over certain expenses for the full year.

3.     Subsequent Events

Management has evaluated subsequent events related to the Property for recognition of disclosure through March 5, 2013, which is the date the statement of revenues and certain expenses was available to be issued.   On February 20, 2013, the Company obtained an $80.0 million non-recourse first mortgage secured by the Property.  The mortgage loan has a fixed interest rate of 3.9%, a 24-month interest only period and a maturity date of March 1, 2023.

PARKWAY PROPERTIES, INC.
Pro Forma Balance Sheet and Pro Forma Consolidated Statements of Operations and Comprehensive Income
(Unaudited)

        The following pro forma consolidated balance sheet (unaudited) as of September 30, 2012 and pro forma consolidated statements of operations and comprehensive income (unaudited) of the Company for the year ended December 31, 2011 and nine months ended September 30, 2012 give effect to the purchase of Phoenix Tower for the periods stated.  The pro forma consolidated financial statements have been prepared by management of Parkway based upon the historical financial statements of Parkway and the adjustments and assumptions in the accompanying notes to the pro forma consolidated financial statements.

       The pro forma consolidated balance sheet sets forth the effect of Phoenix Tower as if the purchase had been consummated on September 30, 2012.

       The pro forma consolidated statements of operations and comprehensive income set forth the effect of Phoenix Tower as if the purchase had been consummated on January 1, 2011.

       These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the transaction had occurred on the dates indicated or which may be obtained in the future.  The pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements and notes of Parkway included in its annual report on Form 10-K for the year ended December 31, 2011.

PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
 SEPTEMBER 30, 2012
(Unaudited)

	Parkway Historical	Pro Forma Adjustments (1)	Parkway Pro Forma
Assets		(In thousands)
Real estate related investments:
Office and parking properties	$1,442,759	$115,538	$1,558,297
Accumulated depreciation	(190,154)	-	(190,154)
	1,252,605	115,538	1,339,930

Land available for sale	250	-	250
	1,252,855	115,538	1,340,180

Rents receivable and other assets	109,874	2,674	112,548
Intangible assets, net	114,018	11,712	125,730
Assets held for sale	7,031	-	7,031
Management contracts, net	47,010	-	47,010
Cash and cash equivalents	53,556	-	53,556
Total assets	$1,584,344	$129,924	$1,714,268

Liabilities
Notes payable to banks	$125,000	$123,176	$248,176
Mortgage notes payable	549,429	-	549,429
Accounts payable and other liabilities	79,868	6,748	86,616
Liabilities related to assets held for sale	361	-	361
Total liabilities	754,658	129,924	884,582

Stockholders' Equity
8.00% Series D Preferred stock, $.001 par value, 5,421,296 shares authorized, issued and outstanding	128,942	-	128,942
Common stock, $.001 par value, 98,578,704 shares authorized, 41,191,461 shares issued and outstanding	41	-	41
Common stock held in trust, at cost, 9,964 shares	(186)	-	(186)
Additional paid-in capital	719,031	-	719,031
Accumulated other comprehensive loss	(4,711)	-	(4,711)
Accumulated deficit	(278,923)	-	(278,923)
Total Parkway Properties, Inc. stockholders' equity	564,194	-	564,194
Noncontrolling interests	265,492	-	265,492
Total equity	829,686	-	829,686
Total liabilities and equity	$1,584,344	$129,924	$1,714,268

See accompanying notes.

PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011
(Unaudited)
	Parkway Historical	Pro Forma Adjustments (2)	Parkway Pro Forma
	(In thousands, except per share data)
Revenues
Income from office and parking properties	$149,000	$12,773	$161,773
Management company income	16,896	-	16,896
Total revenues	165,896	12,773	178,669

Expenses and other
Property operating expense	61,637	6,915	68,552
Depreciation and amortization	57,002	8,405	65,407
Impairment loss on real estate	6,420	-	6,420
Impairment loss on mortgage loan receivable	9,235	-	9,235
Change in fair value of contingent consideration	(13,000)	-	(13,000)
Management company expenses	13,337	-	13,337
General and administrative	18,805	-	18,805
Acquisition costs	17,219	-	17,219
Total expenses and other	170,655	15,320	185,975

Operating loss	(4,759)	(2,547)	(7,306)

Other income and expenses
Interest and other income	938	-	938
Equity in earnings of unconsolidated joint ventures	57	-	57
Gain on sale of real estate	743	-	743
Interest expense	(31,612)	(4,959)	(36,571)

Loss before income taxes	(34,633)	(7,506)	(42,139)

Income tax expense	(56)	-	(56)

Loss from continuing operations	(34,689)	(7,506)	(42,195)
Discontinued operations:
Loss from discontinued operations	(195,139)	-	(195,139)
Gain on sale of real estate from discontinued operations	17,825	-	17,825
Total discontinued operations	(177,314)	-	(177,314)

Net loss	(212,003)	(7,506)	(219,509)
Net loss attributable to noncontrolling interests	85,100	-	85,100

Net loss for Parkway Properties, Inc.	(126,903)	(7,506)	(134,409)
Change in market value of interest rate swaps	(337)	-	(337)
Comprehensive loss	$(127,240)	$(7,506)	$(134,746)

Net loss for Parkway Properties, Inc.	$(126,903)	$(7,506)	$(134,409)
Dividends on preferred stock	(10,052)	-	(10,052)
Net loss attributable to common stockholders	$(136,955)	$(7,506)	$(144,461)

Net loss per common share attributable to Parkway Properties, Inc.:
Basic and Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(1.80)		$(2.15)
Discontinued operations	(4.57)		(4.57)
Basic and diluted net loss attributable to Parkway Properties, Inc.	$(6.37)		$(6.72)

Weighted average shares outstanding:
Basic	21,497		21,497
Diluted	21,497		21,497

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(38,710)		$(46,216)
Discontinued operations	(98,245)		(98,245)
Net loss attributable to common stockholders	$(136,955)		$(144,461)

See accompanying notes.

PARKWAY PROPERTIES, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012
(Unaudited)

	Parkway Historical	Pro Forma Adjustments (2)	Parkway Pro Forma
	(In thousands, except per share data)
Revenues
Income from office and parking properties	$149,995	$11,777	$161,772
Management company income	14,996	-	14,996
Total revenues	164,991	11,777	176,768

Expenses and other
Property operating expense	58,803	5,544	64,347
Depreciation and amortization	59,046	5,917	64,963
Change in fair value of contingent consideration	216	-	216
Management company expenses	12,966	-	12,966
General and administrative	11,266	-	11,266
Acquisition costs	1,491	-	1,491
Total expenses and other	143,788	11,461	155,249

Operating income	21,203	316	21,519

Other income and expenses
Interest and other income	205	-	205
Gain on sale of real estate	48	-	48
Recovery of losses on mortgage loan receivable	500	-	500
Interest expense	(26,301)	(2,300)	(28,601)

Loss before income taxes	(4,345)	(1,984)	(6,329)

Income tax expense	(143)	-	(143)

Loss from continuing operations	(4,488)	(1,984)	(6,472)
Discontinued operations:
Income from discontinued operations	2,538	-	2,538
Gain on sale of real estate from discontinued operations	9,767	-	9,767
Total discontinued operations	12,305	-	12,305

Net Income	7,817	(1,984)	5,833
Net loss attributable to noncontrolling interest – real estate partnerships	1,789	-	1,789
Net income attributable to noncontrolling interests – unit holders	1	-	1

Net income for Parkway Properties, Inc.	9,607	(1,984)	7,623
Change in market value of interest rate swaps	(1,371)	-	(1,371)
Comprehensive income	$8,236	$(1,984)	$6,252

Net income for Parkway Properties, Inc.	$9,607	$(1,984)	$7,623
Dividends on preferred stock	(8,132)	-	(8,132)
Dividends on convertible preferred stock	(1,011)	-	(1,011)
Net income (loss) attributable to common stockholders	$464	$(1,984)	$(1,520)

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic and Diluted:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(0.28)		$(0.36)
Discontinued operations	0.30		0.30
Basic and diluted net income (loss) attributable to Parkway Properties, Inc.	$0.02		$(0.06)

Weighted average shares outstanding:
Basic	27,199		27,199
Diluted	27,199		27,199

Amounts attributable to Parkway Properties, Inc. common stockholders:
Loss from continuing operations attributable to Parkway Properties, Inc.	$(7,622)		$(9,606)
Discontinued operations	8,086		8,086
Net income (loss) attributable to common stockholders	$464		$(1,520)

See accompanying notes.

PARKWAY PROPERTIES, INC.
Notes to Pro Forma Consolidated Financial Statements
(Unaudited)

1.            On December 20, 2012, PKY 3200 SW Freeway, LLC (the "Buyer"), an affiliate of Parkway Properties, Inc. (the "Company" or "Parkway"), completed the acquisition of Phoenix Tower, a 626,000 square foot office tower located in the  Greenway submarket of Houston, Texas for gross purchase price of $123.8 million.  Phoenix Tower is a LEED® Gold Certified, 26-story, Class A office tower that sits atop an eight-story parking garage.  On February 20, 2013, the Company obtained an $80.0 non-recourse first mortgage secured by Phoenix Tower.  The mortgage loan has a fixed interest rate of 3.9%, a 24-month interest only period and matures March 1, 2023.  The Company acquired Phoenix Tower from FSP Phoenix Tower Limited Partnership (the "Seller"), a Texas limited partnership, and funded the acquisition with a combination of proceeds from its December 2012 common equity offering and borrowings under its Amended and Restated Credit Agreement (the "Credit Facility").  For purposes of the pro forma consolidated financial statements, the acquisition is assumed to be funded using only borrowings under the Credit Facility.  The Seller is not affiliated with the Company or its advisors.

The pro forma adjustments to the Consolidated Balance Sheet as of September 30, 2012 set forth the effects of Parkway's purchase of Phoenix Tower as if the purchase had been consummated on September 30, 2012.

The pro forma effect of the allocation of purchase price to assets acquired and liabilities assumed with the purchase of Phoenix Tower is as follows (in thousands):

Pro Forma Adjustments
Real estate investments:
Land	$9,187
Building	97,842
Site improvements	305
Tenant improvements	8,204
Total real estate investments acquired	115,538
Lease costs	2,674
Intangible assets:
Lease in place value	11,712
Total assets acquired	$129,924

Liabilities assumed:
Below market leases	$6,400
Total liabilities assumed	$6,400

Pro forma effect of net assets acquired	$123,524

The pro forma effect of additional amounts paid by Parkway or received from the seller in connection with the purchase of this office property is as follows (in thousands):

Pro Forma Adjustments

Accounts payable and other liabilities:
Security deposits payable	$223
Other payables	105
Prepaid rent	20
$348

2.            The pro forma adjustments to the Consolidated Statements of Operations and Comprehensive Income for the year ended December 31, 2011 and nine months ended September 30, 2012 set forth the effect of Parkway's purchase of Phoenix Tower as if the purchase had been consummated on January 1, 2011.

The pro forma adjustments are detailed below for the year ended December 31, 2011 and nine months ended September 30, 2012.

          The effect of the purchase of Phoenix Tower on income and expenses from real estate properties is as follows:

(a)   For the year ended December 31, 2011 (in thousands):

Pro Forma Adjustments
Rental property revenue	$11,258
Other income	189
Below market lease value amortization	1,326
Income from office and parking properties	12,773

Property operating expenses	6,915
Depreciation and amortization	8,405
Total expenses	15,320
Operating loss	(2,547)
Interest expense	(4,959)
Loss from continuing operations	(7,506)
Loss from continuing operations attributable to common stockholders	$(7,506)

             Depreciation and amortization is provided by the straight-line method over the estimated useful life of the asset as defined below:

Estimated Useful Life
Building and garage	40 years
Building improvements	15 years
Tenant improvements	Remaining term of lease
Lease in place value	Remaining term of lease including expected renewals
Lease costs	Remaining term of lease
Above and below market leases	Remaining term of lease

(b)   For the nine months ended September 30, 2012 (in thousands):

Pro Forma Adjustments
Rental property revenue	$10,563
Other income	221
Below market lease value amortization	993
Income from office and parking properties	11,777

Property operating expenses	5,544
Depreciation and amortization	5,917
Total expenses	11,461
Operating income	316
Interest expense	(2,300)
Loss from continuing operations	(1,984)
Loss from continuing operations attributable to common stockholders	$(1,984)

                                     Depreciation is provided by the straight-line method over the estimated useful life of the asset as defined in (a) above.

(c)   The pro forma effect of the Phoenix Tower acquisition on interest expense related to additional borrowings on the Company's notes payable to banks ($123.2 million at September 30, 2012 with an effective interest rate of 4.0% for the year ended December 31, 2011 and 2.5% for the nine months ended September 30, 2012) was $5.0 million for the year ended December 31, 2011 and $2.3 million for the nine months ended September 30, 2012.

 3.       No additional income tax expenses were provided because of the Company's net operating loss carryover and status as a REIT.